  Exhibit 99.3

Financial Statements (Unaudited)
Condensed Interim Balance Sheets – March 31, 2019 and December 31, 2018	F-2
Condensed Interim Statements of Operations and Comprehensive Loss – Three Months Ended March 31, 2019 and 2018	F-3
Condensed Interim Statements of Changes in Shareholders’ Equity – Three Months Ended March 31, 2019 and 2018	F-4
Condensed Interim Statements of Cash Flows – Three Months Ended March 31, 2019 and 2018	F-5
Notes to the Condensed Interim Financial Statements	F-6

Edesa Biotech Inc.
Condensed Interim Balance Sheets
(Unaudited)

		March 31,	December 31,
	Note	2019	2018

Assets

Current assets:
Cash and cash equivalents		$3,042,141	$3,367,098
Prepaid expenses and deposits	3	31,392	16,487
Other receivable		26,811	7,339
		3,100,344	3,390,924

Property and equipment	4	8,551	7,386
		$3,108,895	$3,398,310

Liabilities and shareholders' equity

Current liabilities:
Accounts payable and accrued liabilities	8(d)	$336,536	$183,820
		336,536	183,820

Shareholders' equity:
Capital shares
Authorized unlimited common shares and preferred shares
without par value issued and outstanding
1,000,000 common shares (2018 - 1,000,000)	5	1,111,253	1,111,253
1,007,143 Class A preferred shares (2018 - 1,007,143)	5	6,176,993	6,064,013
Additional paid-in capital		244,238	230,792
Accumulated other comprehensive loss		(356,720)	(429,973)
Accumulated deficit		(4,403,405)	(3,761,595)
		2,772,359	3,214,490

		$3,108,895	$3,398,310

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Condensed Interim Statements of Operations and Comprehensive Loss
(Unaudited)

		Three Months Ended
		March 31	March 31
	Note	2019	2018

Expenses:
Research and development	10	$111,702	$280,045
General and administrative	10	429,076	151,250
Loss from operations		540,778	431,295
Interest income		(15,920)	(16,658)
Foreign exchange loss		3,972	619
Loss before income taxes		528,830	415,256
Income tax expense		-	-
Net loss		528,830	415,256
Exchange differences on translation		(73,253)	382,265
Net loss and comprehensive loss		$455,577	$797,521

Weighted average number of common shares		1,000,000	1,000,000

Loss per share - basic and diluted	12	$0.53	$0.42

Nature of operations (Note 1)
Commitments and contingencies (Note 7)

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Condensed Interim Statements of Changes in Shareholders’ Equity
(Unaudited)

	Note	Number of common shares #	Capital shares	Class A preferred shares	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total shareholders' equity
Balance at December 31, 2017	5	$1,000,000	$1,111,253	$5,616,801	$149,448	$ (101,135)	$ (1,777,827)	$4,998,540
Preferred return for Class A preferred shares	5	-	-	107,331	-	-	(107,331)	-
Stock-based compensation	6	-	-	-	23,211	-	-	23,211
Net loss and comprehensive loss		-	-	-	-	(382,265)	(415,256)	(797,521)
Balance at March 31, 2018		1,000,000	$1,111,253	$5,724,132	$ 172,659	$ (483,400)	$ (2,300,414)	$ 4,224,230

Balance at December 31, 2018	5	1,000,000	$1,111,253	$6,064,013	$230,792	$ (429,973)	$ (3,761,595)	$3,214,490
Preferred return for Class A preferred shares	5	-	-	112,980	-	-	(112,980)	-
Stock-based compensation	6	-	-	-	13,446	-	-	13,446
Net loss and comprehensive loss		-	-	-	-	73,253	(528,830)	(455,577)
Balance at March 31, 2019		1,000,000	$1,111,253	$6,176,993	$244,238	$ (356,720)	$ (4,403,405)	$2,772,359

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Condensed Interim Statements of Cash Flows
(Unaudited)

		Three Months Ended
	Note	March 31, 2019	March 31, 2018

Cash flows used in operating activities:
Net loss		$(528,830)	$(415,256)
Adjustments for
Depreciation	4	505	379
Stock-based compensation	6	13,446	23,211
Change in working capital items
Prepaid expenses and deposits		(14,905)	88,475
Other receivable		(19,472)	9,243
Accounts payable and accrued liabilities		152,716	59,684
		(396,540)	(234,264)

Cash flows used in investing activities:
Purchases of property and equipment		(1,505)	(6,869)
		(1,505)	(6,869)

Effect of exchange rate changes on cash and cash equivalents		73,088	(382,101)

Decrease in cash and cash equivalents during the period		(324,957)	(623,234)

Cash and cash equivalents, beginning of period		3,367,098	5,000,122

Cash and cash equivalents, end of period		$3,042,141	$4,376,888

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

1.
Nature of operations

Edesa Biotech Inc. (the “Company”) was incorporated on July 9, 2015 under the Business Corporations Act (Ontario). The Company is a biopharmaceutical company engaged in the business of developing, manufacturing and commercializing innovative pharmaceutical products. The Company’s registered office is located at 100 Spy Court, Markham, Ontario, Canada.

2.
Basis of preparation

The accompanying condensed unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) for interim financial information. They do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with U.S. GAAP for complete financial statements. These condensed interim financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2018.

The accounting policies set out below have been applied consistently in the condensed unaudited interim financial statements.

Use of estimates

The preparation of the condensed unaudited interim financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed unaudited interim financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the fair values of financial assets and liabilities; the determination of fair value of share-based compensation; and the useful lives of property and equipment.

Basis of measurement

The condensed unaudited interim financial statements have been prepared on the historical cost basis except as otherwise noted.

Functional and reporting currencies

The Company’s functional currency, as determined by management, is Canadian dollars. The Company’s reporting currency is U.S. dollars.

The accounting policies set out below have been applied consistently to all periods presented in the condensed unaudited interim financial statements.

Research and development

Research and development costs related to continued research and development programs are expensed as incurred in accordance with ASC topic 730.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

2.
Basis of preparation (continued)

Share issue costs

Share issue costs are recorded as a reduction of the proceeds from the issuance of capital shares.

Translation of foreign currencies

The financial statements of the Company are measured using the Canadian dollar as the functional currency. The Company’s reporting currency is in the U.S. dollar. Assets and liabilities are translated at the period end rates. Revenue and expenses are translated at average exchange rates for the period. Accumulated gains and losses resulting from the translation of the condensed unaudited interim statements are included as part of accumulated other comprehensive loss, a separate component of shareholders’ equity.

Share-based compensation

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date at which they are granted if the fair value of the goods or services received by the Company cannot be reliably estimated.

The Company calculates share-based compensation using the fair value method, under which the fair value of the options at the grant date is calculated using the Black-Scholes Option Pricing Model, and subsequently expensed over the vesting period of the option. The provisions of the Company's share-based compensation plans do not require the Company to settle any options by transferring cash or other assets, and therefore the Company classifies the awards as equity. Share-based compensation expense recognized during the period is based on the value of share-based payment awards that are ultimately expected to vest.

The Company estimates forfeitures at the time of grant and revises, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Loss per share

Basic loss per share (“EPS”) is computed by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of share options and preferred shares. In certain circumstances, the conversion of options is excluded from diluted EPS if the effect of such inclusion would be anti-dilutive.

The dilutive effect of share options is determined using the treasury stock method. Share options to purchase common shares of the Company during the period were not included in the computation of diluted EPS because the Company has incurred a loss for the three months ended March 31, 2019 as the effect would be anti-dilutive.

Comprehensive loss

The Company follows ASC topic 220. This statement establishes standards for reporting and display of comprehensive (loss) income and its components. Comprehensive loss is net loss plus certain items that are recorded directly to shareholders' equity.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

2.
Basis of preparation (continued)

Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. As a result of the change of fiscal year end as disclosed in note 14, the Company will adopt the new standard on October 1, 2019 and use the effective date as its date of initial application.

A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company is in the process of determining the impact of the new standard.

3.
Prepaid expenses and deposits

As at March 31, 2019, the Company has classified $31,392 as a current asset in the balance sheet (December 31, 2018 - $16,487) as all prepaids are expected to be utilized within one year.

4.
Property and equipment

	March 31, 2019	December 31, 2018
Computer equipment	$6,439	$4,829
Furniture and equipment	5,701	5,578
	12,140	10,407
Less: accumulated depreciation	(3,589)	(3,021)

Depreciable assets, net	$8,551	$7,386

Depreciation expense amounted to $505 and $379 for the three months ended March 31, 2019 and 2018, respectively.

5.
Capital shares

The Company is authorized to issue an unlimited number of common shares and an unlimited number of Class A preferred shares, all without par value.

Issued and outstanding common shares:
	Number of
	common	Capital
	shares (#)	shares
Balance at December 31, 2018 and March 31, 2019	1,000,000	$1,111,253

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

5.
Capital shares (continued)

Issued and outstanding preferred shares:
	Class A Preferred	Class A Preferred
	shares (#)	shares
Balance at December 31, 2017	1,007,143	$5,616,801
Preferred return on Class A preferred shares - 2018	-	447,212
Balance at December 31, 2018	1,007,143	$6,064,013
Preferred return on Class A preferred shares - 2019	-	112,980
Balance at March 31, 2019	1,007,143	$6,176,993

The Class A preferred shares are voting and convertible into common shares at the option of the holder at any time. Upon the occurrence of a liquidation event, as defined in the resolutions of the shareholders dated August 28, 2017, the Class A preferred shares have a liquidation amount preference over the rights of holders of common shares or any class of shares ranking junior to Class A preferred shares. The liquidation amount is equal to the original issue price of each Class A preferred shares plus 8% of the Class A preferred share price of $7 CAD per share, accruing daily and compounding annually, on each Class A preferred share.

All Class A preferred shares can be converted automatically, without the payment of any additional consideration, into such number of common shares on a 1:1 basis at the election of the holders of not less than 66 2/3% of the then outstanding Class A preferred shares.

All Class A preferred shares can be converted automatically, without the payment of any additional consideration, into such number of common shares:
●
upon the closing of an offering pursuant to a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable securities laws in Canada or the United States, covering the offer and sale of common shares for the account of the Company to the public in which:
o
the common shares are listed on the Toronto Stock Exchange, the New York Stock Exchange or The NASDAQ Global Market or another exchange; and
o
the aggregate net proceeds from such offering to the Company total not less than $20 million CAD; and
o
the offering is completed at a price per common share which is not less than three times the Class A Original Issue Price, subject to appropriate adjustment for any recapitalization event; or
●
upon a liquidation event where the price per share is at least three times the Class A Original Issue Price of $7.00 CAD

The Company has evaluated the convertible preferred shares and the embedded conversion option. The embedded conversion option does not meet the criteria for bifurcation and has therefore been classified to equity under ASC 815.

The Class A preferred shares also contain an 8% preferred return that accrues daily and compounds annually and is payable in shares upon conversion.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

6.
Share-based compensation

The Company's share option plan allows options to be granted to directors, officers, employees and certain external consultants and advisers. Under the share option plan, the option term is not to exceed 10 years and the exercise price of each option is determined by the Board of Directors.

During the three months ended March 31, 2019 and 2018, the Company did not issue any share options, and no options were exercised.

During the year ended December 31, 2018, the Company issued 8,000 share options, each option entitling the holder to purchase one common share of the Company. During the year ended December 31, 2018, no options were exercised.

As of March 31, 2019, the exercise prices, weighted average remaining contractual life of outstanding options and weighted average grant date fair values were as follows:

	Options outstanding				Options exercisable
		Weighted	Weighted	Weighted		Weighted	Weighted
		average	average	average		average	average
		exercise	remaining	grant		exercise	grant
Exercise	Number	price per	contract	date	Number	price per	date
price	outstanding	share	life (years)	fair value	exercisable	share	fair value
$ CAD		$ CAD		$ CAD		$ CAD	$ CAD

7.00	97,263	7.00	8.56	7.00	65,656	7.00	7.00
	97,263	7.00			65,656	7.00	7.00

As of December 31, 2018, the exercise prices, weighted average remaining contractual life of outstanding options and weighted average grant date fair values were as follows:

	Options outstanding				Options exercisable
		Weighted	Weighted	Weighted		Weighted	Weighted
		average	average	average		average	average
		exercise	remaining	grant		exercise	grant
Exercise	Number	price per	contract	date	Number	price per	date
price	outstanding	share	life (years)	fair value	exercisable	share	fair value
$ CAD		$ CAD		$ CAD		$ CAD	$ CAD

7.00	97,263	7.00	8.81	7.00	61,726	7.00	7.00
	97,263	7.00			61,726	7.00	7.00

The Company recorded $13,446 and $23,211 of share-based compensation for the three months ended March 31, 2019 and 2018.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

7.
Commitments and contingencies

The minimum rent, exclusive of occupancy charges, payable to a related company under an operating lease for the Company's premise, is approximately as follows:

Year Ending
September 30, 2019	$ 38,000
September 30, 2020	77,000
September 30, 2021	78,000
September 30, 2022	79,000
September 30, 2023	20,000
Total	$ 292,000

In 2016, the Company entered into an exclusive license agreement with a third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. The Company will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications.

No intangible assets have been recognized under the license agreement with the third party as of March 31, 2019 and December 31, 2018. Payments to the third party are included in the statement of operations and comprehensive loss as research and development expenditures.

Under the license agreement, the Company is committed to payments of various amounts to the third party upon meeting certain milestones outlined in the license agreement, up to an aggregate amount of $18.6 million.

Upon divestiture of substantially all of the assets of the Company, the Company shall pay the third party a percentage of the valuation of the licensed technology sold as determined by an external objective expert.

The Company also has a commitment to pay the third party a royalty based on net sales of the product in countries where the Company, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by the Company and its affiliates in the countries where it does not directly commercialize the product.

In 2016, the Company also entered into an exclusive license agreement with another third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. No intangible assets have been recognized under the license agreement as of March 31, 2019 and December 31, 2018. No fees were paid as of March 31, 2019 and December 31, 2018.

Under the license agreement, the Company is committed to payments of up to a total of $18.5 million upon meeting certain milestones outlined in the license agreement.

The Company also has a commitment to pay a royalty based on net sales of the product in the countries where the Company directly commercializes the product and a percentage of sublicensing revenue received by the Company and its affiliates in the countries where it does not directly commercialize the product.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

8.
Financial instruments

(a)
Fair values

The Company follows ASC topic 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC topic 820 apply to other accounting pronouncements that require or permit fair value measurements. ASC topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly for substantially the full term of the financial instrument.

Level 3 inputs are unobservable inputs for assets or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(i)
The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options.

An increase/decrease in the volatility would have resulted in an increase/decrease in the fair value of the options.

The carrying values of cash, other receivable, accounts payable and accrued liabilities approximates their fair values because of the short-term nature of these instruments.

(b)
Interest rate and credit risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. The Company does not believe that the results of operations or cash flows would be affected to any significant degree by a significant change in market interest rates, relative to interest rates on cash and cash equivalents due to the short-term nature of these balances.

The Company is also exposed to credit risk at period end from the carrying value of its cash. The Company manages this risk by maintaining bank accounts with a Canadian Chartered Bank. The Company’s cash is not subject to any external restrictions.

(c)
Foreign exchange risk

The Company has balances in Canadian dollars that give rise to exposure to foreign exchange (“FX”) risk relating to the impact of translating certain non-U.S. dollar balance sheet accounts as these statements are presented in U.S. dollars. A strengthening U.S. dollar will lead to a FX loss while a weakening U.S. dollar will lead to a FX gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by the Company versus the U.S. dollar would affect the Company’s loss and other comprehensive loss by $0.1 million. The Company had assets of $4.1 million CAD as at March 31, 2019 (December 31, 2018 - $4.6 million CAD).

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

8.
Financial instruments (continued)

(d)
Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty raising liquid funds to meet commitments as they fall due. In meeting its liquidity requirements, the Company closely monitors its forecasted cash requirements with expected cash drawdown.

The following are the contractual maturities of the undiscounted cash flows of financial liabilities as at March 31, 2019 and December 31, 2018:

					March 31, 2019
	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Accounts payable and accrued liabilities	336,536	-	-	-	-	336,536
	336,536	-	-	-	-	336,536

					December 31, 2018
	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Accounts payable and accrued liabilities	183,820	-	-	-	-	183,820
	183,820	-	-	-	-	183,820

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

9.
Segmented information

The Company's operations comprise a single reportable segment engaged in the research and development, manufacturing and commercializing innovative pharmaceutical products. As the operations comprise a single reportable segment, amounts disclosed in the financial statements for loss for the period, depreciation and total assets also represent segmented amounts.

10.
Schedule of expenses

	Three Months Ended March 31, 2019
	Research and	General and
	Development	Administrative

Clinical research	$19,267	$-
Salaries, bonus and benefits	84,939	65,333
Share based compensation	5,575	7,871
Rent	-	19,302
Patent fees	1,921	-
Travel and conferences	-	23,289
Office supplies	-	14,549
Professional fees	-	293,667
Insurance	-	4,560
Depreciation	-	505
Total	$111,702	$429,076

	Three Months Ended March 31, 2018
	Research and	General and
	Development	Administrative

Clinical research	$175,013	$-
Salaries, bonus and benefits	56,381	67,378
Share based compensation	7,731	15,480
Rent	-	19,804
Patent fees	40,920	-
Travel and conferences	-	22,872
Office supplies	-	20,410
Professional fees	-	924
Insurance	-	4,003
Depreciation	-	379
Total	$280,045	$151,250

11.
Capital risk management

The capital of the Company includes equity, which comprises issued common shares, Class A preferred shares, additional paid-in capital, and accumulated deficit. The Company's objective when managing its capital is to safeguard the ability to continue as a going concern in order to provide returns for its shareholders, and other stakeholders and to maintain a strong capital base to support the Company's core activities.

Edesa Biotech Inc.
Notes to the Condensed Interim Financial Statements
(Unaudited)

12.
Loss per share

	Three Months Ended
	March 31, 2019	March 31, 2018

Numerator
Net loss for the period	$528,830	$415,256
Denominator
Weighted average common shares - basic	1,000,000	1,000,000
Stock options	-	-
Denominator for diluted loss per share	1,000,000	1,000,000

Loss per share - basic and diluted	$0.53	$0.42

For the above-mentioned periods, the Company had securities outstanding which could potentially dilute basic EPS in the future but were excluded from the computation of diluted loss per share in the periods presented, as their effect would have been anti-dilutive.

13.
Related party transactions

During the periods presented, the Company incurred the following related party transactions:

●
Included in accounts payable and accrued liabilities as at December 31, 2018 were balances owed to related companies owned by a shareholder of $17,247 relating to reimbursement of payment by the related parties for the Company's operating expenses. As at March 31, 2019, the Company recorded receivables of $1,457 from those related companies. Those balances are non-interest bearing, unsecured, and have no specific repayment terms.

●
During the three months ended March 31, 2019, the Company incurred rent expense in the amount of $19,302 (three months ended March 31, 2018 - $19,804) from a company owned by an individual related to the shareholder. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by both parties.

14.
Subsequent events

On March 7, 2019, under the terms of the share exchange agreement, the Company’s shareholders agreed to exchange their shares of the Company for newly-issued common shares of Stellar Biotechnologies, Inc. (“Stellar”) (“The Transaction”).

The Transaction was completed on June 7, 2019, and the Company became a wholly-owned subsidiary of Stellar. Current Stellar shareholders own approximately 12%, and the current shareholders of the Company own approximately 88%, of the combined company on a fully-diluted basis. Following the closing, Stellar was renamed to Edesa Biotech, Inc. and commenced trading on the Nasdaq Capital Market on June 10, 2019 under the symbol "EDSA." Upon completion of the Transaction, the Company changed its fiscal year end from December 31 to September 30.

15.
Comparative figures

Certain reclassifications have been made to the prior year’s financial statements to enhance comparability with the current year’s financial statements.